Exhibit 21 to the Annual Report on
                                            Form 10-K of W.W. Grainger, Inc.
                                            for the year ended December 31, 1996


                               W.W. GRAINGER, INC.


                        Subsidiaries as of March 1, 1997



Acklands - Grainger Inc. (Canada)

            370071 Alberta Ltd. (Alberta)  (50% owned)

            655206 Alberta Ltd. (Alberta)  (50% owned)

            Wilter Auto & Industrial Supply (Lloyd) Ltd. (Alberta)  (50% owned)

Dayton Electric Manufacturing Co. (Illinois)

Grainger Caribe, Inc. (Illinois)

Grainger FSC, Inc. (U.S. Virgin Islands)

Grainger International, Inc. (Illinois)

            WWG de Mexico, S.A. de C.V. (Mexico)

                   Grainger, S.A. de C.V. (Mexico)

                   WWG Servicios, S.A. de C.V. (Mexico)

            Grainger Canada Inc. (Canada)

Lab Safety Supply, Inc. (Wisconsin)








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